Exhibit 10.1

Execution Version

ELEVENTH AMENDMENT TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

This ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 8, 2020, (i) with certain provisions contained herein becoming effective as of the date the conditions precedent set forth in Section 4(a) below have been satisfied (the “Eleventh Amendment Closing Date”) and (ii) certain other provisions contained herein becoming effective as of the date the conditions precedent set forth in Section 4(b) below have been satisfied (the “Eleventh Amendment Effective Date”), is among MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership, as borrower (the “Borrower”), MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership (the “MLP”), the other Loan Parties party hereto, the Lenders (as defined below) party hereto, and ROYAL BANK OF CANADA, as administrative agent (the “Administrative Agent”) and collateral agent for the Lenders and as an L/C Issuer and a Lender.

WHEREAS, the Borrower, the MLP, the Administrative Agent, and the lenders party thereto (the “Lenders”) are parties to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of July 12, 2013, that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of May 5, 2014, that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of June 27, 2014, that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of June 23, 2015, that certain Fifth Amendment to Third Amended and Restated Credit Agreement dated as of April 27, 2016, that certain Sixth Amendment to Third Amended and Restated Credit Agreement dated as of February 21, 2018, that certain Seventh Amendment to Third Amended and Restated Credit Agreement dated as of July 24, 2018, that certain Eighth Amendment to Third Amended and Restated Credit Agreement dated as of April 16, 2019, that certain Ninth Amendment to Third Amended and Restated Credit Agreement dated as of July 18, 2019, and as may be further renewed, extended, amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement to (a) decrease the Aggregate Committed Sum from $400,000,000 to $300,000,000, (b) permit the refinancing of the unsecured MLP Senior Notes in the form of 1.5 lien senior secured notes (the “1.5 Lien Notes”) and second lien senior secured notes (the “Second Lien Notes”) and (c) reflect the other changes set forth below; and

WHEREAS, the Administrative Agent and the Lenders party hereto have agreed to such request, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended by this Amendment). The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this Amendment mutatis mutandis.

Section 2. Amendments to Credit Agreement Effective on the Eleventh Amendment Closing Date. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, but subject to the satisfaction of each condition precedent set forth in Section 4(a) hereof, the Credit Agreement shall be amended effective as of the Eleventh Amendment Closing Date in the manner provided in this Section 2.

(a) Amended and Restated Definitions. The following definitions contained in Section 1.01 of the Credit Agreement shall be amended and restated in their entirety as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Eleventh Amendment, the Intercreditor Agreement, each Note, the Master Consent to Assignment, each of the Collateral Documents, the Agent/Arranger Fee Letters, the Engagement Letter, each Committed Loan Notice, each Compliance Certificate, the Guaranties, each Letter of Credit Application and each other agreement, document or instrument executed and delivered by a Loan Party from time to time in connection with this Agreement and the Notes.

“MLP Senior Notes” means the 7.250% Senior Notes due 2021 issued by the MLP and Martin Midstream Finance Corp.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, other than Excluded Swap Obligations. In addition, all references to the “Obligations” in the Collateral Documents and in Section 8.03 and Section 10.09 shall include all present and future indebtedness, liabilities and obligations (and all renewals and extensions thereof or any part thereof) of any Person now or hereafter owed to (i) any Lender Swap Party arising pursuant to any Lender Hedging Agreement, other than Excluded Swap Obligations and (ii) any Banking Services Provider arising pursuant to any Banking Services Obligations.

“Stated Maturity Date” means August 31, 2023; provided that the Stated Maturity Date shall be (x) August 19, 2020 if (i) greater than $36,500,000 in principal amount of MLP Senior Notes remain outstanding following completion of the Exchange Offer or (ii) the Exchange Offer has not been completed by the Exchange Offer Deadline and the Borrower has not commenced a Chapter 11 filing prior to August 19, 2020 to effectuate an In-Court Restructuring, or (y) October 16, 2020 if (i) the Borrower has commenced a Chapter 11 filing to effectuate an In-Court Restructuring prior to August 19, 2020 and (ii) the Plan (as defined in the Restructuring Support Agreement) is not effective by October 16, 2020.

(b) New Definitions. Section 1.01 of the Credit Agreement and the list of defined terms set forth therein shall be amended to add the following definitions to such Section and the list of defined terms set forth therein in appropriate alphanumeric order to read in full as follows:

“1.5 Lien Notes” means the senior secured 1.5 lien notes due February 29, 2024, to be issued by the MLP and Martin Midstream Finance Corp. on the Eleventh Amendment Effective Date or as a result of the In-Court Restructuring.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Banking Services Provider: (a) credit cards for commercial customers (including “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender or any Affiliate of a Lender that provides Banking Services to any Loan Party. In no event shall any Banking Services Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to obligations under Banking Services. In no event shall the approval of any such Person in its capacity as Banking Services Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent or the Collateral Agent. For the avoidance of doubt, “Banking Services Provider” shall not include any Participant of a Lender pursuant to Section 10.07(d) other than to the extent that such Participant is otherwise a Lender or an Affiliate of a Lender.

“Cash Tender” means the redemption of MLP Senior Notes at a discount for cash pursuant to the Exchange Offer.

“Commodity Account” has the meaning set forth in the Security Agreements.

“Control Agreement” has the meaning set forth in the Security Agreements.

“Deposit Account” has the meaning set forth in the Security Agreements.

“Eleventh Amendment” means that certain Eleventh Amendment to Third Amended and Restated Credit Agreement dated as of July 8, 2020, by and among the Borrower, the MLP, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Eleventh Amendment Closing Date” means July 8, 2020.

“Eleventh Amendment Effective Date” means the date the conditions precedent to effectiveness set forth in Section 4(b) of the Eleventh Amendment are satisfied or waived by the Required Lenders.

“Excess Cash” means, at any time, the aggregate cash and Cash Equivalents of the Loan Parties (other than Excluded Cash) in excess of $25,000,000.

“Exchange Offer” means the exchange of MLP Senior Notes for Second Lien Notes or Cash Tender and the issuance of 1.5 Lien Notes, in accordance with, and as more fully described in, the Restructuring Support Agreement.

“Exchange Offer Deadline” means August 15, 2020.

“Excluded Account” means, collectively for the Borrower and its Subsidiaries, (a) each Deposit Account, Commodity Account and Securities Account that maintains an average daily balance of less than $50,000, provided that the aggregate average amount in such accounts over any trailing three (3) consecutive Business Days does not exceed $500,000, (b) all payroll, healthcare and other employee wage and benefit accounts, (c) all tax accounts, including, without limitation, sales tax accounts, (d) all escrow, trust, withholding and other fiduciary accounts, and (e) all zero balance disbursement accounts.

“Excluded Cash” means (a) any cash to be used to pay obligations of the Loan Parties then due and owing (or expected to be paid within three (3) Business Days) to third parties (other than the MLP and its Subsidiaries) and for which the Loan Parties have issued (or will issue) checks or have initiated (or will initiate) wires or ACH transfers in order to pay such obligations, and (b) cash held in (i) accounts designated and used solely for payroll or employee benefits, (ii) cash collateral accounts with respect to letters of credit, Swap Obligations and Banking Services Obligations, (iii) deposits of cash or Cash Equivalents from unaffiliated third parties that are subject to return pursuant to binding agreements with such third parties, and (iv) accounts held and used exclusively for the payment of taxes of the Loan Parties.

“In-Court Restructuring” has the meaning set forth in the Restructuring Support Agreement.

“Restructuring Support Agreement” means that certain Restructuring Support Agreement dated June 25, 2020, by and among the MLP, the Borrower, certain other Subsidiaries of the MLP, and certain holders of MLP Senior Notes, as such agreement may be amended, restated or supplemented from time to time in a manner not materially adverse to the Administrative Agent or the Lenders, except as may be agreed by the Administrative Agent and the Required Lenders.

“Second Lien Notes” means the senior secured second lien notes due February 28, 2025, to be issued by the MLP and Martin Midstream Finance Corp. on the Eleventh Amendment Effective Date or as a result of the In-Court Restructuring.

“Securities Account” has the meaning set forth in the Security Agreements.

(c) Amendment to Section 2.03(b)(ii) of the Credit Agreement. Section 2.03(b)(ii) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(ii) If no Default or Event of Default exists, the mandatory prepayments provided for in this Section 2.03(b) and Section 2.03(h) shall be applied first, as a payment of all Unreimbursed Amounts then outstanding until paid in full, and second, as a repayment of Revolver Principal Debt, but in each case without a corresponding reduction of the Aggregate Committed Sum.

(d) Amendment to Section 2.03 of the Credit Agreement. Section 2.03 of the Credit Agreement shall be amended to add new clause (h) immediately after clause (g) thereof to read as follows:

(h) If, on the last Business Day of each week beginning on July 10, 2020, the Loan Parties have Excess Cash on such day, the Borrower shall repay the Loans in an amount equal to such Excess Cash on the first Business Day of the following week and such payment shall not result in a permanent reduction of the Aggregate Committed Sum.

(e) Amendment to Section 2.12 of the Credit Agreement. Section 2.12 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 2.12. [Reserved].

(f) Amendment to Section 4.02 of the Credit Agreement. Section 4.02 of the Credit Agreement shall be amended to add new clause (f) immediately after clause (e) thereof to read as follows:

(f) After giving pro forma effect to the Committed Loan requested in such Committed Loan Notice and any intended use of proceeds in the ordinary course of business to occur in the period of three (3) Business Days following the Borrower’s receipt of such Committed Loan, the Loan Parties shall not have any Excess Cash.

(g) Amendment to Article VI of the Credit Agreement. Article VI of the Credit Agreement shall be amended to add a new Section 6.20 immediately after Section 6.19 therein to read in full as follows:

6.20 Deposit Accounts; Commodity Accounts and Securities Accounts. The Borrower and each Guarantor will cause each of their respective Deposit Accounts, Commodity Accounts and Securities Accounts (in each case, other than Excluded Accounts) to at all times be subject to a Control Agreement. Notwithstanding anything else to the contrary in this Agreement or in any other Loan Document, for each Deposit Account, Securities Account and Commodity Account (in each case, other than Excluded Accounts) that such Loan Party at any time maintains, such Loan Party will, substantially contemporaneously with the opening of such Deposit Account, Securities Account or Commodity Account (in each case, other than Excluded Accounts) (or, for any such Deposit Account, Securities Account or Commodity Account that did constitute an Excluded Account but ceases to so qualify, promptly after such Deposit Account, Securities Account or Commodity Account ceases to so qualify as an Excluded Account) (or at such later date as the Administrative Agent may agree in its sole discretion), provide a Control Agreement to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Control Agreement shall cause the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or commodities intermediary that maintains such Commodity Account, as applicable, to agree to comply at any time with instructions from the Administrative Agent to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodity Account, without further consent of such Loan Party, or take such other action as the Administrative Agent may approve in order to perfect the Administrative Agent’s security interest in such Deposit Account, Securities Account or Commodity Account.

(h) Amendment to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (e) thereof, replacing the period at the end of clause (f) thereof with a reference to “; and” and inserting a new clause (g) immediately thereafter to read in full as follows:

(g) on the first Business Day of any week in which there was Excess Cash of the Loan Parties as of the last Business Day of the prior week, a certificate or other notice from a Financial Officer of the Borrower (in form and detail reasonably satisfactory to the Administrative Agent) (i) as to the amount of such Excess Cash and (ii) including calculations of amounts of any mandatory prepayment required to be made on such day pursuant to Section 2.03(h) hereof.

(i) Amendment to Section 7.16 of the Credit Agreement. Section 7.16 of the Credit Agreement shall be amended by amending and restating clause (b) therein as follows:

(b) such Indebtedness (i) is exchanged in connection with the Exchange Offer or (ii) is repaid solely with funds attributable to the proceeds of the Cash Tender, other Indebtedness permitted by Section 7.04(d) or any equity issuance of the MLP, in each case received by a Loan Party no earlier than ninety (90) days prior to the date of such prepayment.

(j) Amendment to Section 8.03 of the Credit Agreement. Section 8.03 of the Credit Agreement shall be amended by amending and restating clause (e) therein as follows:

(e) to the payment of Obligations constituting the Outstanding Amount of Loans, Outstanding Amount of L/C Obligations, the Outstanding Amount of Obligations under Lender Hedging Agreements, and the Outstanding Amount of Banking Services Obligations ratably among the Lenders, the L/C Issuers, the Banking Services Providers and the Lender Swap Parties in proportion to the respective amounts described in this clause (e) payable to them;

(k) Amendment to Section 10.11 of the Credit Agreement. Section 10.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 10.11 Counterparts; Electronic Execution. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document and the words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement or any other Loan Document shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Administrative Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

Section 3. Amendments to Credit Agreement Effective on the Eleventh Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, but subject to the satisfaction of each condition precedent set forth in Section 4(b) hereof, the Credit Agreement shall be amended effective as of the Eleventh Amendment Effective Date in the manner provided in this Section 3.

(a) Amended and Restated Definitions. The following definitions contained in Section 1.01 of the Credit Agreement shall be amended and restated in their entirety as follows:

“Aggregate Committed Sum” means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Facility (as the same may have been increased, reduced or canceled as provided in the Loan Documents). The Aggregate Committed Sum on the Eleventh Amendment Effective Date is $300,000,000.00.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, or (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, (ii) each L/C Issuer, and (iii) unless a Default or Event of Default shall have occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, the MLP, any Martin Party or any Person holding any MLP Senior Notes or MLP Senior Secured Notes, or any of its or their respective Affiliates (other than a commercial lending institution that is actively engaged in making revolving loans in the ordinary course of its business).

(b) New Definitions. Section 1.01 of the Credit Agreement and the list of defined terms set forth therein shall be amended to add the following definitions to such Section and the list of defined terms set forth therein in appropriate alphanumeric order to read in full as follows:

“Consolidated First Lien Funded Debt” means, as of any date of determination, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, the aggregate amount of Obligations that constitute Consolidated Funded Debt that is secured by Liens on the Collateral on a first-priority basis pursuant to the Intercreditor Agreement.

“Excess Cash Flow” has the meaning set forth for such term in the Second Lien Notes Indenture in effect as of the Eleventh Amendment Effective Date or the date the Second Lien Notes are issued as a result of the In-Court Restructuring, as applicable; provided that such term conforms in all material respects to the description thereof in the Term Sheet (as defined in the Restructuring Support Agreement).

“First Lien Leverage Ratio” means the ratio of (a) Consolidated First Lien Funded Debt as of the determination date, to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the date that the 1.5 Lien Notes and Second Lien Notes are initially issued (whether on the Eleventh Amendment Effective Date or as result of the In-Court Restructuring), among the Administrative Agent, the Senior Secured Lien Collateral Trustee (as defined therein), the Junior Lien Collateral Trustee (as defined therein) and the Loan Parties, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“MLP Senior Secured Notes” means (a) the 1.5 Lien Notes and the Second Lien Notes and (b) any other Indebtedness of the MLP, Martin Midstream Finance Corp., the Borrowers and the Guarantors permitted to be incurred under Section 7.04(d)(ii).

“Permitted ECF Amount” means an amount equal to twenty-five percent (25%) of Excess Cash Flow, provided that if all repayments of Loans, if any, required under the last sentence of Section 7.16 have been made, such amount shall equal fifty percent (50%) of Excess Cash Flow.

“Second Lien Notes Indenture” means the indenture under which the Second Lien Notes are issued.

“Second Lien Notes Repurchase” has the meaning set forth in Section 7.16.

“Supermajority Lenders” means (a) on any date of determination prior to the Maturity Date, those Lenders holding more than 66 2/3% of the Aggregate Commitments, and (b) on any date of determination on or after the Maturity Date, those Lenders holding more than 66 2/3% of the Outstanding Amount of Loans and of L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided, that the Commitment of, and the portion of the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Total Leverage Ratio” means the ratio of (a) Consolidated Funded Debt as of the determination date, to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

(c) Amended Definition. The definition of “Eurodollar Rate” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing each reference to “zero” therein with “one percent (1.0%)”.

(d) Deleted Definitions. Section 1.01 of the Credit Agreement and the list of defined terms set forth therein shall be amended to delete the following definitions from such Section and the list of defined terms set forth therein in their entirety:

“Consolidated Secured Funded Debt” means, as of any date of determination, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, Consolidated Funded Debt that is secured by Liens on any asset of the MLP, the Borrower, any Restricted Subsidiary or any other Loan Party.

“Increase Effective Date” has the meaning set forth in Section 2.14(b).

“Leverage Ratio” means the ratio of (a) Consolidated Funded Debt as of the determination date, to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

“MLP Senior Notes Repurchase” has the meaning set forth in Section 7.16.

“Senior Leverage Ratio” means the ratio of (a) Consolidated First Lien Funded Debt as of the determination date, to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

(e) Replaced Definitions. After giving effect to the amendments set forth in Section 3(d) above and to the extent not otherwise replaced by the other amendments set forth in this Section 3, the Credit Agreement shall be amended to replace each reference therein to “Consolidated Secured Funded Debt”, “Leverage Ratio” and “Senior Leverage Ratio” with a reference to “Consolidated First Lien Funded Debt”, “Total Leverage Ratio” and “First Lien Leverage Ratio”, respectively.

(f) Amendment to Section 2.14 of the Credit Agreement. Section 2.14 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

Section 2.14 Automatic Reduction of Aggregate Committed Sum. If the Net Cash Proceeds from any Disposition (or series of related Dispositions) is an amount equal to or greater than $25,000,000, other than Dispositions permitted by Section 7.06(a) or (b), then the Aggregate Committed Sum shall automatically and permanently be reduced, on a one-time basis, by $25,000,000, provided that the Aggregate Committed Sum shall not be reduced to less than $275,000,000 pursuant to this Section 2.14. Upon any such reduction, each Lender’s Commitment shall automatically be reduced pro rata in proportion to such Lender’s respective Commitment.

(g) Amendment to Section 3.03 of the Credit Agreement. Section 3.03 of the Credit Agreement shall be amended to replace each reference therein to “zero” with “one percent (1.0%)”.

(h) Amendment to Section 7.01 of the Credit Agreement. Section 7.01 of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (s) thereof, replacing the period at the end of clause (t) thereof with a reference to “; and” and inserting a new clause (u) immediately thereafter to read in full as follows:

(u) Liens securing the Indebtedness evidenced by the 1.5 Lien Notes and the Second Lien Notes (including the Guaranty Obligations of Loan Parties in respect thereof).

(i) Amendment to Section 7.04 of the Credit Agreement. Section 7.04(d) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(d) (i) secured Indebtedness evidenced by the 1.5 Lien Notes and the Second Lien Notes (and Guaranty Obligations of Loan Parties in respect thereof) issued as of the Eleventh Amendment Effective Date or in connection with the In-Court Restructuring, in an aggregate original principal amount not to exceed $54,000,000 in the case of the 1.5 Lien Notes and $323,000,000 in the case of the Second Lien Notes; provided all such Indebtedness is subject to the Intercreditor Agreement, (ii) Indebtedness that refinances, refunds or replaces such 1.5 Lien Notes or Second Lien Notes (including any refinancings, refundings or replacements thereof) that is subject to the Intercreditor Agreement, and (iii) additional unsecured Indebtedness, in an aggregate outstanding principal amount for all Indebtedness permitted by clauses (i), (ii) and (iii) of this Section 7.04(d) not to exceed $400,000,000 at any time, provided, that in each case (A) such Indebtedness shall bear a market rate of interest, (B) such Indebtedness incurred after the Ninth Amendment Closing Date shall not require any scheduled payment of principal (it being understood that the excess cash flow payment contemplated by the Second Lien Notes Indenture does not constitute a scheduled payment of principal) earlier than a date which is one hundred twenty (120) days after the Stated Maturity Date at the time of such incurrence, (C) such Indebtedness shall not contain covenants, mandatory prepayment events, or events of default that are, when taken as a whole, more restrictive than those set forth in this Agreement (except as otherwise reasonably satisfactory to the Administrative Agent) and (D) both before and after such Indebtedness is created, incurred or assumed, no Default or Event of Default shall exist, and (iv) upon the completion of the Exchange Offer without an In-Court Restructuring, the principal amount of MLP Senior Notes shall not exceed $36,500,000;

(j) Amendments to Section 7.07 of the Credit Agreement.

(i) Section 7.07(b) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(b) the Borrower may declare and make Quarterly Distributions of Available Cash as defined in the Limited Partnership Agreement (Borrower) as in effect on the Closing Date (including, without limitation, distributions of the proceeds of Distribution Loans) to the extent such Quarterly Distributions are made in accordance with the Limited Partnership Agreement (Borrower) and so long as the distribution amount per unit does not exceed $0.005 in any given fiscal quarter unless the Total Leverage Ratio is less than 3.75 to 1.00; provided, that at the time each such Quarterly Distribution is declared, no Default or Event of Default exists or would result therefrom;

(ii) Section 7.07(c)(i) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(i) declare and make Quarterly Distributions of Available Cash as defined in the Limited Partnership Agreement (MLP) as in effect on the Closing Date (including, without limitation, distributions of the proceeds of Distribution Loans) to the extent such Quarterly Distributions are made in accordance with the Limited Partnership Agreement (MLP) and so long as the distribution amount per unit does not exceed $0.005 in any given fiscal quarter unless the Total Leverage Ratio is less than 3.75 to 1.00 as of the end of such fiscal quarter and

(iii) Section 7.07(e) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(e) on or after the Eleventh Amendment Effective Date, the MLP may purchase, redeem or otherwise acquire a portion of the common units representing its limited partner interests (the “MLP Common Unit Redemption”), and the Borrower may make Restricted Payments to the MLP to fund the MLP Common Unit Redemption, provided that (i) the aggregate purchase, redemption or other acquisition amount shall not exceed $25,000,000 on or after the Fifth Amendment Effective Date for all such redemptions, purchases and other acquisitions, (ii) no Default or Event of Default then exists or arises as a result thereof, (iii) at the time that such purchase, redemption or other acquisition is made and immediately after giving effect thereto, the aggregate Outstanding Amount of all Committed Loans and L/C Obligations are less than eighty percent (80%) of the Aggregate Committed Sum, (iv) at the time that such purchase, redemption or other acquisition is made and immediately after giving effect thereto, the pro forma Total Leverage Ratio is less than 3.75 to 1.00 and the First Lien Leverage Ratio is less than 1.75 to 1.00, and (v) such purchase, redemption or other acquisition is made solely with funds attributable to the net proceeds of Dispositions of assets permitted hereunder received by a Loan Party no earlier than 90 days prior to the date of such purchase, redemption or other acquisition not otherwise required to be applied under Section 2.03(b)(i); and

(iv) Section 7.07(f) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(f) the Borrower may make Restricted Payments to the MLP to fund the Second Lien Notes Repurchases, the scheduled interest payments on the MLP Senior Secured Notes and any other payments of Indebtedness permitted by Section 7.04(d) that are not prohibited by Section 7.16.

(k) Amendment to Section 7.11 of the Credit Agreement. The first parenthetical in Section 7.11 of the Credit Agreement shall be amended to replace the references to “MLP Senior Notes” and “Ninth Amendment Effective Date” therein with references to “MLP Senior Secured Notes” and “Eleventh Amendment Effective Date or the date the MLP Senior Secured Notes are initially issued”, respectively.

(l) Amendments to Section 7.14 of the Credit Agreement.

(i) Section 7.14(a) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(a) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than:

(i) with respect to the fiscal quarters ending in September and December of 2020, 2.00 to 1.00;

(ii) with respect to each fiscal quarter ending in the calendar year of 2021, 1.75 to 1.00; and

(iii) with respect to each fiscal quarter ending thereafter, 2.00 to 1.00;

(ii) Section 7.14(b) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(b) Total Leverage Ratio. Permit the Total Leverage Ratio as of the end of any fiscal quarter to be greater than:

(i) with respect to the fiscal quarters ending in September and December of 2020 and March and June of 2021, 5.75 to 1.00;

(ii) with respect to the fiscal quarter ending in September of 2021, 5.50 to 1.00;

(iii) with respect to the fiscal quarter ending in December of 2021 and the fiscal quarters ending in March, June and September of 2022, 5.00 to 1.00; and

(iv) with respect to each fiscal quarter ending thereafter, 4.50 to 1.00.

(iii) Section 7.14(c) of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

(c) First Lien Leverage Ratio. Permit the First Lien Leverage Ratio as of the end of any fiscal quarter to be greater than:

(i) with respect to the fiscal quarters ending in September and December of 2020 and each fiscal quarter ending in the calendar year of 2021, 2.25 to 1.00; and

(ii) with respect to each fiscal quarter thereafter, 2.00 to 1.00.

(m) Amendment to Section 7.16 of the Credit Agreement. Section 7.16 of the Credit Agreement shall be amended and restated in its entirety to read in full as follows:

Section 7.16 Certain Payments of Indebtedness. Voluntarily prepay (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), prior to the stated maturity thereof, the principal amount of any Indebtedness permitted by Section 7.04(d) unless (a) no Default shall exist or would occur immediately after giving effect to such payment and (b) such Indebtedness is (i) exchanged in connection with the Exchange Offer (or in connection with the Plan (as defined in the Restructuring Support Agreement)), or (ii) repaid solely with funds attributable to the proceeds of the Cash Tender, other Indebtedness permitted by such Section 7.04(d) or any equity issuance of the MLP, in each case received by a Loan Party no earlier than ninety (90) days prior to the date of such prepayment; provided that, on or after the Eleventh Amendment Effective Date, the MLP may purchase, redeem or otherwise acquire a portion of the Second Lien Notes (the “Second Lien Notes Repurchase”) with respect to each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2020, with any such Second Lien Notes Repurchases commencing no earlier than the delivery of the financial statements required under Section 6.01 for such fiscal year and concluding no later than one hundred and twenty (120) days thereafter, in an aggregate amount not to exceed the Permitted ECF Amount for such fiscal year, at a price not to exceed 100% of the principal amount to be redeemed, purchased or acquired plus interest accrued thereon to the date of redemption, purchase or acquisition without any additional make-whole or other premium so long as (w) as of the last day of the applicable fiscal year, the Total Leverage Ratio is equal to or greater than 3.75 to 1.00, (x) no Default or Event of Default shall have occurred and be continuing, (y) no proceeds of any Loan made under this Agreement are used to make any Second Lien Notes Repurchase, other than an amount not to exceed the aggregate amount by which any outstanding Loans have been repaid with cash proceeds generated from the business and operations of the Borrower and its Subsidiaries during such fiscal period (excluding any repayments under the last sentence of this Section 7.16) as certified by a Responsible Officer in accordance with Section 6.02(a), and (z) after giving effect to any Second Lien Notes Repurchase, (1) the Borrower has availability under the Agreement of at least 20% of the Aggregate Commitments and (2) the First Lien Leverage Ratio is less than 2.00 to 1.00 on a pro forma basis. If with respect to any fiscal year the Permitted ECF Amount would be less than $1,000,000, the Permitted ECF Amount for such fiscal year shall be zero. Notwithstanding the foregoing, MLP may purchase, redeem or otherwise acquire a portion of the MLP Senior Notes held by noteholders who decline to participate in the Exchange Offer in an amount not to exceed $36,500,000 of principal provided that after giving effect to such purchase, redemption or acquisition, (A) the Borrower has availability under the Agreement of at least 20% of the Aggregate Commitments and (B) the First Lien Leverage Ratio is less than 2.00 to 1.00 on a pro forma basis. One or more Committed Borrowings may be used to make such purchases, redemptions or acquisitions; provided, that within twelve (12) months thereof, prepayments of Loans in accordance with Section 2.03(a) and Section 2.03(h) have occurred in an amount equal to the Committed Borrowings so used from cash proceeds generated from, or attributable to, the business and operation of the Borrower and its Subsidiaries during such twelve (12) month period as certified by a Responsible Officer in accordance with Section 6.02(a).

(n) Amendment to Section 10.01 of the Credit Agreement. Section 10.01(a) of the Credit Agreement is hereby amended by deleting the word “or” at the end of clause (vi) thereof, replacing the period at the end of clause (vii) thereof with a reference to “; or” and inserting a new clause (viii) immediately thereafter to read in full as follows:

(viii) for so long as the Total Leverage Ratio on a pro forma basis is equal to or greater than 3.75 to 1.00, amend Section 2.03(b), Section 7.07 or Section 7.16 without the written consent of the Supermajority Lenders.

(o) Amendment to Article X of the Credit Agreement. Article X of the Credit Agreement shall be amended to add a new Section 10.25 thereto in numerical order to read in full as follows:

Section 10.25 Intercreditor Agreement. Each Lender, in its capacity as a Lender and in its capacity as a Lender Swap Party, as applicable, and each other Lender Swap Party (if any) by its acceptance of the benefits of the Collateral Documents creating Liens to secure the Obligations:

(a) acknowledges that it has received a copy of the Intercreditor Agreement and is satisfied with the terms and provisions thereof;

(b) authorizes and instructs the Administrative Agent and the Collateral Agent to (A) enter into the Intercreditor Agreement, as Administrative Agent, Collateral Agent and on behalf of such Lender, (B) exercise all of the Administrative Agent’s and Collateral Agent’s respective rights and to comply with all of their respective obligations under the Intercreditor Agreement and to take all other actions necessary to carry out the provisions and intent thereof and (C) take actions on its behalf in accordance with the terms of the Intercreditor Agreement;

(c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto;

(d) consents to the treatment of Liens to be provided for under the Intercreditor Agreement;

(e) authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver, in each case on its behalf and without any further consent or authorization from it, any amendments, supplements or other modifications of the Intercreditor Agreement that the Borrower may from time to time request to give effect to any incurrence, amendment, or refinancing of any Indebtedness incurred pursuant to Section 7.04(d); provided that, any such amendments, supplements or modifications, other than those that are corrective, technical or conforming, shall require the consent of the Required Lenders; and

(f) agrees that no such Lender, Lender Swap Party or any other beneficiary of a Lien granted pursuant to a Collateral Document, shall have any right of action whatsoever against the Administrative Agent or the Collateral Agent as a result of any action taken by the Administrative Agent or the Collateral Agent pursuant to this Section 10.25 or in accordance with the terms of the Intercreditor Agreement.

The provisions of this Section 10.25 shall apply to each L/C Issuer, all Lenders, all Lender Swap Parties and all Banking Services Providers and their respective successors and assigns. The provisions of this Section 10.25 are solely for the benefit of the Administrative Agent, the Collateral Agent, any L/C Issuer, the Lenders, the Lender Swap Parties and the Banking Services Providers, and neither the MLP nor the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any such provisions.

(p) Replacement of Schedule 1.01 to the Credit Agreement. Schedule 1.01 to the Credit Agreement shall be replaced in its entirety with Annex I attached hereto.

(q) Replacement of Schedule 2.01 to the Credit Agreement. Schedule 2.01 to the Credit Agreement shall be replaced in its entirety with Annex II attached hereto, which reflects, as of the Eleventh Amendment Effective Date, the Lenders, the Pro Rata Share and the Committed Sum of each Lender. To the extent the foregoing reduction in the Committed Sum of any Lender results in the Outstanding Amount of such Lender’s Committed Loans and L/C Obligations exceeding such Lender’s Committed Sum, the Borrower shall prepay such excess in the same manner contemplated by Section 2.03(c) of the Credit Agreement.

(r) Replacement of Exhibit C to the Credit Agreement. Exhibit C to the Credit Agreement shall be replaced with a revised form of Compliance Certificate reasonably acceptable to the Administrative Agent and the Borrower reflecting changes to the Credit Agreement becoming effective on the Eleventh Amendment Effective Date.

Section 4. Conditions of Effectiveness.

(a) The Amendments contained in Section 2 above shall not be effective until the date each of the following conditions precedent has been satisfied:

(i) the Administrative Agent has received a counterpart of this Amendment (which may be by telecopy or other electronic transmission) executed by the Borrower, the MLP, the other Loan Parties, the Administrative Agent, and each Lender;

(ii) the Administrative Agent has received (x) a certificate of each Loan Party, dated as of the date hereof and executed by an appropriate officer, which shall (A) certify the resolutions or other action authorizing the execution, delivery and performance of this Eleventh Amendment and (B) certify that certain documents previously delivered to the Administrative Agent are in full force and effect as of the date hereof or contain appropriate attachments, including the certificate or articles of incorporation or organization or equivalent constitutional documents of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management or partnership agreement, and incumbency certificates, and (y) a good standing certificate for each Loan Party from its jurisdiction of incorporation or organization as of a recent date; and

(iii) the Administrative Agent has received a certificate signed by a Responsible Officer of the Borrower certifying that (A) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of such date (unless such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (B) no Default or Event of Default has occurred and is continuing under the Credit Agreement as of such date (after giving effect to this Amendment), (C) since March 31, 2020, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect, (D) there is no litigation, investigation or proceeding known to and affecting the Borrower or any affiliate for which the Borrower is required to give notice under the Credit Agreement and as to which notice has not been given, and (E) no action, suit, investigation or proceeding is pending or, to the knowledge of such officer, threatened in any court or before any arbitrator or Governmental Authority by or against the Borrower, any Guarantor, the MLP’s general partner, or any of their respective properties that could reasonably be expected to have a Material Adverse Effect.

The Administrative Agent agrees that it will, upon the satisfaction of the conditions contained in this Section 4(a), promptly provide notice to the Borrower and the Lenders of the occurrence of the Eleventh Amendment Effective Date.

(b) The Amendments contained in Section 3 above shall not be effective until the date each of the following conditions precedent has been satisfied:

(i) if the Exchange Offer will be completed on the Eleventh Amendment Effective Date, the Administrative Agent has received an amended and restated promissory note payable to each Lender that has previously requested a promissory note, as applicable, or that is requesting a promissory note pursuant to Section 2.09(a) of the Credit Agreement in the amount of such Lender’s Commitment as indicated on Schedule 2.01 to the Credit Agreement (as amended hereby); provided that each such Lender receiving a replacement promissory note hereby agrees to return its existing original promissory note to the Borrower promptly after receiving such replacement promissory note;

(ii) if the Exchange Offer will be completed on the Eleventh Amendment Effective Date, the Borrower has paid (x) an amendment fee (the “Amendment Fee”) to the Administrative Agent (for the benefit of each Lender party hereto) in an aggregate amount equal to 0.25% of each such Lender’s Commitment as of the Eleventh Amendment Effective Date (after giving effect to the amendments becoming effective on such date) and (y) the Administrative Agent’s reasonable legal fees and expenses to the extent invoiced at least one (1) Business Day prior to the Eleventh Amendment Effective Date;

(iii) either (x) the Administrative Agent has received evidence in form and substance satisfactory to it that the Exchange Offer will be completed on the Eleventh Amendment Effective Date with no more than $36,500,000 in principal amount of MLP Senior Notes outstanding after giving effect thereto or (y) the Exchange Offer Deadline has occurred; and

(iv) if the Exchange Offer will be completed on the Eleventh Amendment Effective Date, the Administrative Agent has received that certain Intercreditor Agreement, dated as of the Eleventh Amendment Effective Date, in form and substance satisfactory to the Administrative Agent (it being understood that the form of Intercreditor Agreement received by the Administrative Agent on the date hereof is satisfactory) and duly executed by the Administrative Agent, the Loan Parties and the other parties thereto.

The Administrative Agent agrees that it will, upon the satisfaction of the conditions contained in this Section 4(b), promptly provide notice to the Borrower and the Lenders of the occurrence of the Eleventh Amendment Effective Date.

If the Eleventh Amendment Effective Date occurs as a result of the Exchange Offer Deadline occurring without the completion of the Exchange Offer by such date, the Borrower agrees to (i) pay the Amendment Fee within one (1) Business Day after the Exchange Offer Deadline, and that any failure to pay such amount shall constitute an immediate Event of Default and (ii) provide to the Administrative Agent an amended and restated promissory note payable to each Lender that has previously requested a promissory note, as applicable, or that is requesting a promissory note pursuant to Section 2.09(a) of the Credit Agreement in the amount of such Lender’s Commitment as indicated on Schedule 2.01 to the Credit Agreement (as amended hereby); provided that each such Lender receiving a replacement promissory note hereby agrees to return its existing original promissory note to the Borrower promptly after receiving such replacement promissory note.

Section 5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and to each Lender that:

(a) This Amendment, the Credit Agreement as amended hereby, and each other Loan Document have been duly authorized, executed, and delivered by the Borrower and the applicable Loan Parties and constitute their legal, valid, and binding obligations enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity);

(b) The representations and warranties set forth in Article V of the Credit Agreement and in the Collateral Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Eleventh Amendment Effective Date, after giving effect to this Amendment, as if made on and as of the Eleventh Amendment Effective Date, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(c) As of the date hereof, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result immediately after giving effect to this Amendment and the transactions contemplated hereby; and

(d) No Loan Party has any defense to payment, counterclaim or rights of set-off with respect to the Obligations on the date hereof, either immediately before or immediately after giving effect to this Amendment.

Section 6. Effect of Amendment.

(a) This Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein, and (ii) shall not prejudice any right or rights which the Administrative Agent, the Collateral Agent, or the Lenders may now or hereafter have under or in connection with the Credit Agreement, as amended hereby. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and such Credit Agreement shall be read and construed as one instrument.

(b) Each of the undersigned Guarantors is executing this Amendment in order to evidence that it hereby consents to and accepts the terms and conditions of this Amendment and the transactions contemplated hereby, agrees to be bound by the terms and conditions hereof, and ratifies and confirms that each Guaranty and each of the other Loan Documents to which it is a party is, and shall remain, in full force and effect after giving effect to this Amendment. The Borrower and each of the other Loan Parties hereby confirms and agrees that all Liens and other security now or hereafter held by the Collateral Agent for the benefit of the Lenders as security for payment of the Obligations are the legal, valid, and binding obligations of the Borrower and the other Loan Parties, remain in full force and effect, are unimpaired by this Amendment, and are hereby ratified and confirmed as security for payment of the Obligations.

(c) No failure or delay on the part of the Administrative Agent or the Lenders to exercise any right or remedy under the Credit Agreement, any other Loan Document or applicable law shall operate as a waiver thereof, nor shall any single partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Loan Documents and applicable law.

(d) Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

Section 7. Governing Law; Submission to Process. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 10.15(b) of the Credit Agreement shall apply to this Amendment, mutatis mutandis.

Section 8. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES”, AS DEFINED BELOW. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS THAT ANY PARTY HERETO AS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

Section 9. Miscellaneous. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10. Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 11. Name Change. Pursuant to that certain Certificate of Amendment to the Certificate of Formation of Cardinal Gas Storage Partners LLC filed with the Secretary of State of the State of Delaware on January 22, 2020, the Certificate of Formation of Cardinal Gas Storage Partners LLC was amended to change the name of Cardinal Gas Storage Partners LLC, a Delaware limited liability company, to “Redbird Gas Storage LLC” (the “Name Change”). The Administrative Agent and the Lenders party hereto hereby waive any Defaults or Events of Default arising on or prior to the date hereof solely from the Name Change (the “Name Change Waiver”); provided, that other than as provided herein with respect to the Name Change Waiver, nothing contained herein shall be deemed a consent to, or waiver of, any other action or inaction of the MLP, the Borrower or any of the other Loan Parties which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Loan Document. The Administrative Agent and the Lenders shall have no obligation to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document, and the parties hereto agree that the Name Change Waiver shall constitute a one-time limited waiver and consent and shall not constitute a course of dealing among the parties or waive, affect or diminish any right of the Administrative Agent and the Lenders to demand strict compliance with the Credit Agreement and the other Loan Documents.

Remainder of Page Intentionally Blank.

Signature Pages to Follow.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

MARTIN OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership

By:	MARTIN OPERATING GP LLC,
its General Partner

	By:	MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

		By:	MARTIN MIDSTREAM GP LLC,
its General Partner

			By:	/s/ Robert D. Bondurant
			Name:	Robert D. Bondurant
			Title:	Executive Vice President, Treasurer and Chief Financial Officer

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

MARTIN MIDSTREAM PARTNERS L.P.,
a Delaware limited partnership,
as a Guarantor

By:	MARTIN MIDSTREAM GP LLC,
its General Partner

	By:	/s/ Robert D. Bondurant
	Name:	Robert D. Bondurant,
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

MARTIN OPERATING GP LLC, a Delaware limited liability company, as a Guarantor

By:	MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By:	/s/ Robert D. Bondurant
Name:	Robert D. Bondurant,
Title:	Executive Vice President, Treasurer and
Chief Financial Officer

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

MARTIN MIDSTREAM FINANCE CORP.,
a Delaware corporation,
as a Guarantor

By:	/s/ Robert D. Bondurant
Name: Robert D. Bondurant,
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

TALEN’S MARINE & FUEL, LLC,
a Louisiana limited liability company, as a Guarantor

By:	/s/ Robert D. Bondurant
Name: Robert D. Bondurant,
Title: Executive Vice President, Treasurer and Chief Financial Officer

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

REDBIRD GAS STORAGE LLC,
a Delaware limited liability company, as a Guarantor

By:	/s/ Robert D. Bondurant

Name:	Robert D. Bondurant
Title:	Executive Vice President

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

MARTIN TRANSPORT, INC.,
a Texas corporation, as a Guarantor

By:	/s/ Robert D. Bondurant

Name:	Robert D. Bondurant
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Rodica Dutka

Name:	Rodica Dutka
Title:	Manager, Agency

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

ROYAL BANK OF CANADA,
as a Lender and an L/C Issuer

By:	/s/ Jason S. York

Name:	Jason S. York
Title:	Authorized Signatory

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

WELLS FARGO BANK, N.A., as Syndication Agent, a Lender and an L/C Issuer

By:	/s/ Todd C. Fogle
Name: Todd C. Fogle
Title: Director

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Brody Summerall
Name: Brody Summerall
Title: Vice President

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jameson Burke
Name: Jameson Burke
Title: Senior Vice President

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

BBVA USA, as a Lender

By:	/s/ William H. Douning
Name: William H. Douning
Title: Senior Vice President

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

CADENCE BANK, N.A., as a Lender

By:	/s/ David Anderson
Name: David Anderson
Title: Senior Vice President

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

COMERICA BANK, as a Lender

By:	/s/ Christopher J. Thompson

Name:	Christopher J. Thompson
Title:	Vice President

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

NATIXIS, NEW YORK BRANCH as a Lender and an L/C Issuer

By:	/s/ Vikram Nath
Name: Vikram Nath
Title: Director

By:	/s/ Alejandro Campos
Name: Alejandro Campos
Title: Director

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

TRUIST BANK, FORMERLY BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Jade K. Silver

Name:	Jade K. Silver
Title:	Senior Vice President

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher Kuna
Name: Christopher Kuna
Title: Senior Director

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

BNP PARIBAS, as a Lender

By:	/s/ Redi Meshi
Name: Redi Meshi
Title: Vice President

By:	/s/ Zachary Kaiser
Name: Zachary Kaiser
Title: Vice President

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

WOODFOREST NATIONAL BANK, as a Lender

By:	/s/ Sushim Shah
Name: Sushim Shah
Title: SVP

[SIGNATURE PAGE TO ELEVENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT –

MARTIN OPERATING PARTNERSHIP L.P.]

ANNEX I

SCHEDULE 1.01(a)

APPLICABLE RATE

Pricing Level	Total Leverage Ratio	Applicable Rate for Eurodollar Rate Loans/Letter of Credit Fees (bps)	Applicable Rate for Base Rate Loans (bps)	Commitment Fee (bps)
1	< 3.00x	275	175	37.5
2	≥ 3.00x but < 3.50x	300	200	37.5
3	≥ 3.50x but < 4.00x	325	225	50
4	≥ 4.00x but < 4.50x	350	250	50
5	≥ 4.50x but < 5.00x	375	275	50
6	≥ 5.00x	400	300	50

Annex I

ANNEX II

SCHEDULE 2.01

COMMITTED SUMS

Lender	Committed Sum	Pro Rata Share
Royal Bank of Canada	$28,500,000.00	9.50000000%
Wells Fargo Bank, N.A.	$28,500,000.00	9.50000000%
ABN AMRO Capital USA LLC	$28,500,000.00	9.50000000%
Bank of America, N.A.	$28,500,000.00	9.50000000%
Capital One, National Association	$28,500,000.00	9.50000000%
BBVA USA	$28,500,000.00	9.50000000%
Natixis, New York Branch	$28,500,000.00	9.50000000%
BNP Paribas	$25,500,000.00	8.50000000%
Comerica Bank	$25,500,000.00	8.50000000%
Cadence Bank, N.A.	$18,750,000.00	6.25000000%
Branch Banking and Trust Company	$15,750,000.00	5.25000000%
Woodforest National Bank	$15,000,000.00	5.00000000%

Total:	$300,000,000.00	100.00000000%

Annex II